UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 29, 2019

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WYNN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2019, Wynn Resorts, Limited (the “Company”) entered into the following agreements, consistent with its historical practice of confirming the terms of its executive’s employment in written agreements.

On May 29, 2019, the Company appointed Craig S. Billings, age 46, to serve as President and Chief Financial Officer of the Company. Mr. Billings has served as Chief Financial Officer of the Company since March 2017. The Company entered into a second amendment (the “Billings Amendment”) to the Employment Agreement, dated as of March 1, 2017, as amended on March 1, 2018, by and between the Company and Craig Billings. The Billings Amendment, effective as of May 29, 2019, provides for the following compensation changes: (i) an increase to his annual base salary from $875,000 to $1,200,000 and (ii) an annual target equity grant of restricted stock equal to 180% of his base salary. Mr. Billings continues to be eligible for annual cash bonus compensation under the Company’s incentive plan at his current target award level. The Billings Amendment extends the term of his agreement by one year. Equity awards granted to Mr. Billings previously under his existing agreement with the Company pursuant to the 2014 Omnibus Incentive Plan remain unchanged.

On May 29, 2019, the Company entered into a first amendment (the “Whittemore Amendment”) to the Employment Agreement, dated as of August 2, 2018, by and between the Company and Ellen Whittemore, Executive Vice President and General Counsel of the Company. The Whittemore Amendment is effective as of May 29, 2019 and provides for the following compensation changes: (i) an increase to her annual base salary from $600,000 to $700,000, (ii) an annual target bonus under the Company’s incentive plan of not less than 200% of the base salary, and (iii) an annual target equity grant of restricted stock equal to 150% of her base salary. Equity awards granted to Ms. Whittemore previously under her existing agreement with the Company pursuant to the 2014 Omnibus Incentive Plan remain unchanged.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the Billings Amendment and the Whittemore Amendment, which will be filed as exhibits to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: June 4, 2019	By:	/s/ Ellen F. Whittemore
Ellen F. Whittemore
Executive Vice President and General Counsel